Exhibit 99.1

Alcoa Corporation Reports Third Quarter 2025 Results

PITTSBURGH--(BUSINESS WIRE)--October 22, 2025--Alcoa Corporation (NYSE: AA; ASX: AAI) (Alcoa or the Company) today reported results for the third quarter 2025 that reflect increased production of alumina and aluminum, and one-time items.

Financial Results and Highlights

M, except per share amounts	3Q25	2Q25	3Q24
Revenue	$2,995	$3,018	$2,904
Net income attributable to Alcoa Corporation	$232	$164	$90
Income per share attributable to Alcoa Corporation common shareholders	$0.88	$0.62	$0.38
Adjusted net (loss) income	$(6)	$103	$135
Adjusted (loss) income per common share	$(0.02)	$0.39	$0.57
Adjusted EBITDA excluding special items	$270	$313	$455

•
Generated revenue of $3.0 billion
•
Recorded quarterly net income of $232 million, or $0.88 per common share, which includes $895 million of restructuring and related charges due to the permanent closure of the Kwinana refinery in Australia and a $786 million gain on the sale of interest in the joint venture with Saudi Arabian Mining Company (Ma’aden)
•
Set year-to-date production records at five aluminum smelters in Canada, Norway, Australia, and the U.S.
•
Progressed the execution of a new long-term energy contract for the Massena smelter in New York
•
Engaged with U.S. and Australian governments to advance the development of a gallium plant to be co-located at the Wagerup refinery in Australia
•
Finished the third quarter 2025 with a cash balance of $1.5 billion, including full repayment of a $74 million term loan

“During the third quarter, we continued to deliver on operational stability and the optimization of our portfolio,” said Alcoa President and CEO William F. Oplinger. “Looking ahead to the fourth quarter, we will focus on safety, stability, and continuous improvement to increase overall profitability, while we progress Australia mine approvals.”

Third Quarter 2025 Results

•
Production: Alumina production increased 4 percent sequentially to 2.5 million metric tons primarily related to higher output from the Australian refineries due to lower maintenance in the quarter. In the Aluminum segment, production increased 1 percent sequentially to 579,000 metric tons primarily due to progress on the San Ciprián, Spain smelter restart.
•
Shipments: In the Alumina segment, third-party shipments of alumina were flat sequentially at 2.2 million metric tons, with higher shipments due to increased refinery production being partially offset by decreased trading activity. In Aluminum, total shipments decreased 3 percent sequentially primarily due to decreased trading and timing of shipments.
•
Revenue: The Company’s total third-party revenue of $3.0 billion decreased 1 percent sequentially. In the Alumina segment, third-party revenue decreased 9 percent on lower volumes and price from bauxite offtake and supply agreements. In the Aluminum segment, third-party revenue increased 4 percent on an increase in average realized third-party price, partially offset by lower shipments and unfavorable currency impacts.
•
Net income attributable to Alcoa Corporation was $232 million, or $0.88 per common share. The results reflect the gain on the sale of interest in the Ma’aden joint venture and a favorable mark-to-market change on the Ma’aden shares, partially offset by restructuring charges (see below). Sequentially, the results reflect increased tariff costs on imported aluminum, charges to increase asset retirement obligations primarily in Brazil, unfavorable currency impacts, and lower alumina prices, partially offset by higher aluminum prices.

In the third quarter 2025, the Midwest premium earned on the Company’s U.S. aluminum production more than offset the net unfavorable impact of the Midwest premium and tariff costs on imports of aluminum from its Canadian smelters to U.S. customers.

•
Adjusted net loss was $6 million, or $0.02 per common share, excluding the impact from net special items of $238 million. Notable special items include restructuring and related charges for the closure of the Kwinana refinery of $895 million, a gain on the sale of interest in the Ma’aden joint venture of $786 million, mark-to-market gain on the Ma’aden shares of $267 million, and the net tax benefit of these items.
•
Adjusted EBITDA excluding special items was $270 million, a sequential decrease of $43 million primarily due to increased tariff costs on imported aluminum, charges to increase asset retirement obligations, unfavorable currency impacts, and lower alumina prices, partially offset by higher aluminum prices.
•
Cash: Alcoa ended the quarter with a cash balance of $1.5 billion. Cash provided from operations was $85 million. Cash used for financing activities was $105 million, primarily related to $74 million for the full repayment of a term loan and $26 million of cash dividends on stock. Cash used for investing activities was $11 million, primarily related to capital expenditures of $151 million, partially offset by cash received from the sale of interest in the Ma’aden joint venture of $150 million.
•
Working capital: For the third quarter, Receivables from customers of $1.0 billion, Inventories of $2.2 billion and Accounts payable, trade of $1.6 billion comprised DWC working capital. Alcoa reported 50 days working capital, a sequential increase of 3 days primarily due to an increase in accounts receivable days on higher pricing for aluminum.

Key Actions

•
Massena energy contract: On October 22, 2025, Alcoa announced a long-term energy contract with the New York Power Authority (NYPA) and a capital investment of approximately $60 million in the facility’s anode baking furnace to support future operations at the Massena smelter.
•
Gallium project: On October 20, 2025, Alcoa announced support from the U.S. and Australian governments to advance development of a gallium plant to be co-located at the Wagerup refinery in Australia.
•
Kwinana refinery: On September 29, 2025, the Company announced the decision to permanently close the Kwinana refinery in Australia.
•
Term loan: In September 2025, the Company fully repaid $74 million drawn under a term loan and cancelled the agreement.
•
Australia mine approvals: The Western Australian Environmental Protection Authority (WA EPA) has provided a summary of the comments received during the 12-week public comment period for the Company’s mining activities in Australia, which include the plan for the next major mine regions (Myara North and Holyoake) and the rolling five-year mine plan (2023-2027) referred to the WA EPA in 2023 by a third party. The Company is conducting a comprehensive review of the comments received and plans to submit responses to the WA EPA during the fourth quarter 2025. Following the Company’s response to any clarifications requested by the WA EPA, the Company expects that the WA EPA will publish its assessment and recommendations by June 2026. An appeals process of the assessment and recommendations will follow ahead of Ministerial decisions which are expected by the end of 2026.

2025 Outlook

The following outlook does not include reconciliations of the forward-looking non-GAAP financial measures Adjusted EBITDA and Adjusted Net Income, including transformation, intersegment eliminations and other corporate Adjusted EBITDA; operational tax expense; and other expense; each excluding special items, to the most directly comparable forward-looking GAAP financial measures because it is impractical to forecast certain special items, such as restructuring charges and mark-to-market contracts, without unreasonable efforts due to the variability and complexity associated with predicting the occurrence and financial impact of such special items. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

Alcoa expects 2025 total Alumina segment production and shipments to remain unchanged from its prior projection, ranging between 9.5 to 9.7 million metric tons, and between 13.1 and 13.3 million metric tons, respectively. The difference between production and shipments reflects trading volumes and externally sourced alumina to fulfill customer contracts due to the curtailment of the Kwinana refinery in June 2024.

Alcoa expects 2025 total Aluminum segment production and shipments to remain unchanged from its prior projection, ranging between 2.3 and 2.5 million metric tons, and between 2.5 and 2.6 million metric tons, respectively.

Within the fourth quarter 2025 Alumina Segment Adjusted EBITDA, the Company expects sequential favorable impacts of approximately $80 million due to the absence of charges to increase asset retirement obligations, higher shipments, and lower maintenance costs.

For the fourth quarter 2025, the Aluminum segment expects sequential unfavorable impacts of approximately $20 million due to restart inefficiencies at the San Ciprián smelter, and lower third-party energy sales, partially offset by higher shipments. Tariff costs on higher U.S. imports of aluminum from Canada are expected to increase by approximately $50 million sequentially. Alumina costs in the Aluminum segment are expected to be favorable by approximately $45 million sequentially.

Based on current alumina and aluminum market conditions, Alcoa expects fourth quarter 2025 operational tax expense to approximate $40 million to $50 million, which may vary with market conditions and jurisdictional profitability.

Conference Call

Alcoa will hold its quarterly conference call at 5:00 p.m. Eastern Daylight Time (EDT) / 8:00 a.m. Australian Eastern Daylight Time (AEDT) on Wednesday, October 22, 2025 / Thursday, October 23, 2025, to present third quarter 2025 financial results and discuss the business, developments, and market conditions.

The call will be webcast via the Company’s homepage on www.alcoa.com. Presentation materials for the call will be available for viewing on the same website at approximately 4:15 p.m. EDT on October 22, 2025 / 7:15 a.m. AEDT on October 23, 2025. Call information and related details are available under the “Investors” section of www.alcoa.com.

Dissemination of Company Information

Alcoa intends to make future announcements regarding company developments and financial performance through its website, www.alcoa.com, as well as through press releases, filings with the Securities and Exchange Commission, conference calls, media broadcasts, and webcasts. The Company does not incorporate the information contained on, or accessible through, its corporate website or such other websites or platforms referenced herein into this press release.

About Alcoa Corporation

Alcoa (NYSE: AA; ASX: AAI) is a global industry leader in bauxite, alumina and aluminum products with a vision to build a legacy of excellence for future generations. With a values-based approach that encompasses integrity, operating excellence, care for people, and courageous leadership, our purpose is to Turn Raw Potential into Real Progress. Since developing the process that made aluminum an affordable and vital part of modern life, our talented Alcoans have developed breakthrough innovations and best practices that have led to greater efficiency, safety, sustainability, and stronger communities wherever we operate.

Discover more by visiting www.alcoa.com. Follow us on our social media channels: Facebook, Instagram, X, YouTube and LinkedIn.

Cautionary Statement on Forward-Looking Statements

This press release contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “aims,” “ambition,” “anticipates,” “believes,” “could,” “develop,” “endeavors,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “outlook,” “potential,” “plans,” “projects,” “reach,” “seeks,” “sees,” “should,” “strive,” “targets,” “will,” “working,” “would,” or other words of similar meaning. All statements by Alcoa Corporation that reflect expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements regarding forecasts concerning global demand growth for bauxite, alumina, and aluminum, and supply/demand balances; statements, projections or forecasts of future or targeted financial results, or operating performance (including our ability to execute on strategies related to environmental, social and governance matters); statements about strategies, outlook, and business and financial prospects; and statements about capital allocation and return of capital. These statements reflect beliefs and assumptions that are based on Alcoa Corporation’s perception of historical trends, current conditions, and expected future developments, as well as other factors that management believes are appropriate in the circumstances. Forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and changes in circumstances that are difficult to predict. Although Alcoa Corporation believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Such risks and uncertainties include, but are not limited to: (a) the impact of global economic conditions on the aluminum industry and aluminum end-use markets; (b) volatility and declines in aluminum and alumina demand and pricing, including global, regional, and product-specific prices, or significant changes in production costs which are linked to London Metal Exchange (LME) or other commodities; (c) the disruption of market-driven balancing of global aluminum supply and demand by non-market forces; (d) competitive and complex conditions in global markets; (e) our ability to obtain, maintain, or renew permits or approvals necessary for our mining operations; (f) rising energy costs and interruptions or uncertainty in energy supplies; (g) unfavorable changes in the cost, quality, or availability of raw materials or other key inputs, or by disruptions in the supply chain; (h) economic, political, and social conditions, including the impact of trade policies, tariffs, and adverse industry publicity; (i) legal proceedings, investigations, or changes in foreign and/or U.S. federal, state, or local laws, regulations, or policies; (j) changes in tax laws or exposure to additional tax liabilities; (k) climate change, climate change legislation or regulations, and efforts to reduce emissions and build operational resilience to extreme weather conditions; (l) disruptions in the global economy caused by ongoing regional conflicts; (m) fluctuations in foreign currency exchange rates and interest rates, inflation and other economic factors in the countries in which we operate; (n) global competition within and beyond the aluminum industry; (o) our ability to achieve our strategies or expectations relating to environmental, social, and governance considerations; (p) claims, costs, and liabilities related to health, safety and environmental laws, regulations, and other requirements in the jurisdictions in which we operate; (q) liabilities resulting from impoundment structures, which could impact the environment or cause exposure to hazardous substances or other damage; (r) dilution of the ownership position of the Company’s stockholders, price volatility, and other impacts on the price of Alcoa common stock by the secondary listing of the Alcoa common stock on the Australian Securities Exchange; (s) our ability to obtain or maintain adequate insurance coverage; (t) our ability to execute on our strategy to reduce complexity and optimize our asset portfolio and to realize the anticipated benefits from announced plans, programs, initiatives relating to our portfolio, capital investments, and developing technologies; (u) our ability to integrate and achieve intended results from joint ventures, other strategic alliances, and strategic business transactions; (v) our ability to fund capital expenditures; (w) deterioration in our credit profile or increases in interest rates; (x) impacts on our current and future operations due to our indebtedness; (y) our ability to continue to return capital to our stockholders through the payment of cash dividends and/or the repurchase of our common stock; (z) cyber attacks, security breaches, system failures, software or application vulnerabilities, or other cyber incidents; (aa) labor market conditions, union disputes and other employee relations issues; (bb) a decline in the liability discount rate or lower-than-expected investment returns on pension assets; and (cc) the other risk factors discussed in Alcoa’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and other reports filed by Alcoa with the SEC. Alcoa cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date they are made. Alcoa disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law. Neither Alcoa nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements.

Non-GAAP Financial Measures

This press release contains reference to certain financial measures that are not calculated and presented in accordance with generally accepted accounting principles in the United States (GAAP). Alcoa Corporation believes that the presentation of these non-GAAP financial measures is useful to investors because such measures provide both additional information about the operating performance of Alcoa Corporation and insight on the ability of Alcoa Corporation to meet its financial obligations by adjusting the most directly comparable GAAP financial measure for the impact of, among others, “special items” as defined by the Company, non-cash items in nature, and/or nonoperating expense or income items. The presentation of non-GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. Certain definitions, reconciliations to the most directly comparable GAAP financial measures and additional details regarding management’s rationale for the use of the non-GAAP financial measures can be found in the schedules to this release.

Alcoa Corporation and subsidiaries

Statement of Consolidated Operations (unaudited)

(dollars in millions, except per-share amounts)

	Quarter Ended
	September 30, 2025	June 30, 2025	September 30, 2024
Sales	$2,995	$3,018	$2,904

Cost of goods sold (exclusive of expenses below)	2,695	2,652	2,393
Selling, general administrative, and other expenses	78	82	66
Research and development expenses	11	12	16
Provision for depreciation, depletion, and amortization	160	153	159
Restructuring and other charges, net	885	14	30
Interest expense	33	56	44
Other (income) expenses, net	(1,034)	(112)	12
Total costs and expenses	2,828	2,857	2,720

Income before income taxes	167	161	184
(Benefit from) provision for income taxes	(51)	10	86

Net income	218	151	98

Less: Net (loss) income attributable to noncontrolling interest	(14)	(13)	8

NET INCOME ATTRIBUTABLE TO ALCOA CORPORATION	$232	$164	$90

EARNINGS PER SHARE ATTRIBUTABLE TO ALCOA CORPORATION COMMON SHAREHOLDERS(1):
Basic:
Net income	$0.88	$0.63	$0.39
Average number of common shares	258,915,524	258,900,166	231,799,090

Diluted:
Net income	$0.88	$0.62	$0.38
Average number of common shares	260,889,062	260,344,776	233,594,549

(1)
For the quarter ended September 30, 2025, undistributed earnings of $3 were allocated to preferred stock under the two-class method required by GAAP. For the quarter ended June 30, 2025, dividends paid on preferred stock were $1 and undistributed earnings of $1 were allocated to preferred stock under the two-class method required by GAAP. For the quarter ended September 30, 2024, undistributed earnings of $1 were allocated to preferred stock under the two-class method required by GAAP.

Alcoa Corporation and subsidiaries

Statement of Consolidated Operations (unaudited)

(dollars in millions, except per-share amounts)

	Nine Months Ended
	September 30, 2025	September 30, 2024
Sales	$9,382	$8,409

Cost of goods sold (exclusive of expenses below)	7,785	7,330
Selling, general administrative, and other expenses	231	195
Research and development expenses	35	40
Provision for depreciation, depletion, and amortization	461	483
Restructuring and other charges, net	904	250
Interest expense	142	111
Other (income) expenses, net	(1,172)	49
Total costs and expenses	8,386	8,458

Income (loss) before income taxes	996	(49)
Provision for income taxes	79	129

Net income (loss)	917	(178)

Less: Net loss attributable to noncontrolling interest	(27)	(36)

NET INCOME (LOSS) ATTRIBUTABLE TO ALCOA CORPORATION	$944	$(142)

EARNINGS PER SHARE ATTRIBUTABLE TO ALCOA CORPORATION COMMON SHAREHOLDERS(1):
Basic:
Net income (loss)	$3.59	$(0.72)
Average number of common shares	258,855,144	196,997,535

Diluted:
Net income (loss)	$3.57	$(0.72)
Average number of common shares	260,474,658	196,997,535

(1)
For the nine months ended September 30, 2025, dividends paid on preferred stock were $1 and undistributed earnings of $13 were allocated to preferred stock under the two-class method required by GAAP. For the nine months ended September 30, 2024, undistributed earnings of $1 were allocated to preferred stock under the two-class method required by GAAP.

Alcoa Corporation and subsidiaries

Consolidated Balance Sheet (unaudited)

(in millions)

	September 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$1,485	$1,138
Receivables from customers	1,045	1,096
Other receivables	149	143
Inventories	2,191	1,998
Fair value of derivative instruments	44	25
Prepaid expenses and other current assets(1)	370	514
Total current assets	5,284	4,914
Properties, plants, and equipment	20,800	19,550
Less: accumulated depreciation, depletion, and amortization	14,171	13,161
Properties, plants, and equipment, net	6,629	6,389
Investments	480	980
Noncurrent marketable securities	1,467	—
Deferred income taxes	524	284
Fair value of derivative instruments	47	—
Other noncurrent assets(2)	1,538	1,497
Total assets	$15,969	$14,064
LIABILITIES
Current liabilities:
Accounts payable, trade	$1,618	$1,805
Accrued compensation and retirement costs	370	362
Taxes, including income taxes	339	102
Fair value of derivative instruments	329	263
Other current liabilities	730	788
Long-term debt due within one year	—	75
Total current liabilities	3,386	3,395
Long-term debt, less amount due within one year	2,578	2,470
Accrued pension benefits	227	256
Accrued other postretirement benefits	391	412
Asset retirement obligations	1,207	691
Environmental remediation	205	182
Fair value of derivative instruments	929	836
Noncurrent income taxes	109	9
Other noncurrent liabilities and deferred credits	506	656
Total liabilities	9,538	8,907
MEZZANINE EQUITY
Noncontrolling interest	86	—
EQUITY
Preferred stock	—	—
Common stock	3	3
Additional capital	11,570	11,587
Accumulated deficit	(458)	(1,323)
Accumulated other comprehensive loss	(4,770)	(5,110)
Total equity	6,345	5,157
Total liabilities, mezzanine equity, and equity	$15,969	$14,064

(1)
This line item includes $21 and $43 of current restricted cash at September 30, 2025 and December 31, 2024, respectively.
(2)
This line item includes $68 and $53 of noncurrent restricted cash at September 30, 2025 and December 31, 2024, respectively.

Alcoa Corporation and subsidiaries

Statement of Consolidated Cash Flows (unaudited)

(in millions)

	Nine Months Ended September 30,
	2025	2024
CASH FROM OPERATIONS
Net income (loss)	$917	$(178)
Adjustments to reconcile net income (loss) to cash from operations:
Depreciation, depletion, and amortization	461	483
Deferred income taxes	(205)	(8)
Equity loss, net of dividends	1	2
Restructuring and other charges, net	904	250
Net (gain) loss from investing activities – asset and investment sales	(785)	18
Mark-to-market gain on noncurrent marketable securities	(267)	—
Net periodic pension benefit cost	14	8
Stock-based compensation	33	31
(Gain) loss on mark-to-market derivative financial contracts	(48)	16
Other	65	33
Changes in assets and liabilities, excluding effects of divestitures and foreign currency translation adjustments:
Decrease (increase) in receivables	101	(202)
(Increase) decrease in inventories	(61)	79
Decrease (increase) in prepaid expenses and other current assets	127	(12)
Decrease in accounts payable, trade	(260)	(149)
Decrease in accrued expenses	(237)	(88)
Increase in taxes, including income taxes	86	55
Pension contributions	(16)	(14)
Increase in noncurrent assets	(91)	(4)
Decrease in noncurrent liabilities	(91)	(113)
CASH PROVIDED FROM OPERATIONS	648	207

FINANCING ACTIVITIES
Additions to debt	1,040	989
Payments on debt	(1,069)	(285)
Dividends paid on Alcoa preferred stock	(1)	—
Dividends paid on Alcoa common stock	(78)	(63)
Payments related to tax withholding on stock-based compensation awards	(5)	(15)
Financial contributions for the divestiture of businesses	(6)	(19)
Contributions from noncontrolling interest	27	65
Distributions to noncontrolling interest	—	(49)
Acquisition of noncontrolling interest	—	(23)
Other	(3)	(5)
CASH (USED FOR) PROVIDED FROM FINANCING ACTIVITIES	(95)	595

INVESTING ACTIVITIES
Capital expenditures	(375)	(411)
Proceeds from the sale of assets	3	2
Additions to investments	(42)	(30)
Sale of investments	161	—
Other	2	5
CASH USED FOR INVESTING ACTIVITIES	(251)	(434)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	38	(5)
Net change in cash and cash equivalents and restricted cash	340	363
Cash and cash equivalents and restricted cash at beginning of year	1,234	1,047
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$1,574	$1,410

Alcoa Corporation and subsidiaries

Segment Information (unaudited)

(dollars in millions, except realized prices; dry metric tons in millions (mdmt); metric tons in thousands (kmt))

	1Q24	2Q24	3Q24	4Q24	2024	1Q25	2Q25	3Q25
Alumina:
Bauxite production (mdmt)	10.1	9.5	9.4	9.3	38.3	9.5	9.3	9.3
Third-party bauxite shipments (mdmt)	1.0	1.5	1.5	2.4	6.4	3.0	2.9	1.7
Alumina production (kmt)	2,670	2,539	2,435	2,390	10,034	2,355	2,351	2,453
Third-party alumina shipments (kmt)	2,397	2,267	2,052	2,289	9,005	2,105	2,195	2,205
Intersegment alumina shipments (kmt)	943	1,025	1,027	1,199	4,194	1,093	1,089	1,112
Produced alumina shipments (kmt)	2,621	2,595	2,366	2,468	10,050	2,316	2,384	2,448
Average realized third-party price per metric ton of alumina	$372	$399	$485	$636	$472	$575	$378	$377
Adjusted operating cost per metric ton of produced alumina shipped	$304	$313	$310	$310	$309	$312	$323	$318

Third-party bauxite sales	$64	$96	$93	$128	$381	$243	$208	$113
Third-party alumina sales	897	914	1,003	1,467	4,281	1,220	843	841
Intersegment alumina sales	395	457	565	846	2,263	712	467	474
Adjusted operating costs(1)	796	814	734	766	3,110	723	770	779
Other segment items(2)	421	467	560	959	2,407	788	609	582
Segment Adjusted EBITDA(3)	$139	$186	$367	$716	$1,408	$664	$139	$67

Depreciation and amortization	$87	$90	$85	$86	$348	$76	$80	$88
Equity (loss) income	$(11)	$2	$6	$25	$22	$15	$(9)	$—

Aluminum:
Aluminum production (kmt)	542	543	559	571	2,215	564	572	579
Total aluminum shipments (kmt)	634	677	638	641	2,590	609	634	612
Produced aluminum shipments (kmt)	550	595	566	566	2,277	567	581	576
Average realized third-party price per metric ton of aluminum	$2,620	$2,858	$2,877	$3,006	$2,841	$3,213	$3,143	$3,374
Adjusted operating cost per metric ton of produced aluminum shipped	$2,323	$2,256	$2,392	$2,675	$2,410	$2,775	$2,718	$2,441

Third-party sales	$1,638	$1,895	$1,802	$1,895	$7,230	$1,901	$1,956	$2,040
Intersegment sales	4	3	5	4	16	4	5	5
Adjusted operating costs(1)	1,279	1,342	1,353	1,514	5,488	1,574	1,578	1,406
Other segment items(2)	313	323	274	191	1,101	197	286	332
Segment Adjusted EBITDA(3)	$50	$233	$180	$194	$657	$134	$97	$307

Depreciation and amortization	$68	$68	$68	$68	$272	$67	$66	$67
Equity income (loss)	$2	$21	$(11)	$(17)	$(5)	$(6)	$3	$—

Reconciliation of Total Segment Adjusted EBITDA to Consolidated net (loss) income attributable to Alcoa Corporation:
Total Segment Adjusted EBITDA(3)	$189	$419	$547	$910	$2,065	$798	$236	$374
Unallocated amounts:
Transformation(4)	(14)	(16)	(14)	(18)	(62)	(12)	(21)	(20)
Intersegment eliminations	(8)	(29)	(38)	(156)	(231)	103	135	(39)
Corporate expenses(5)	(34)	(41)	(39)	(46)	(160)	(37)	(45)	(42)
Provision for depreciation, depletion, and amortization	(161)	(163)	(159)	(159)	(642)	(148)	(153)	(160)
Restructuring and other charges, net	(202)	(18)	(30)	(91)	(341)	(5)	(14)	(885)
Interest expense	(27)	(40)	(44)	(45)	(156)	(53)	(56)	(33)
Other (expenses) income, net	(59)	22	(12)	(42)	(91)	26	112	1,034
Other(6)	(9)	(42)	(27)	(15)	(93)	(4)	(33)	(62)
Consolidated (loss) income before income taxes	(325)	92	184	338	289	668	161	167
Benefit from (provision for) income taxes	18	(61)	(86)	(136)	(265)	(120)	(10)	51
Net loss (income) attributable to noncontrolling interest	55	(11)	(8)	—	36	—	13	14
Consolidated net (loss) income attributable to Alcoa Corporation	$(252)	$20	$90	$202	$60	$548	$164	$232

The difference between segment totals and consolidated amounts is in Corporate.

(1)
Adjusted operating costs includes all production related costs for alumina or aluminum produced and shipped: raw materials consumed; conversion costs, such as labor, materials, and utilities; and plant administrative expenses.
(2)
Other segment items include costs associated with trading activity, the Alumina segment’s purchase of bauxite from offtake or other supply agreements, the Alumina segment’s commercial shipping services, and the Aluminum segment’s energy assets; other direct and non-production related charges; Selling, general administrative, and other expenses; and Research and development expenses.
(3)
Alcoa Corporation’s definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation, depletion, and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation, depletion, and amortization. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.
(4)
Transformation includes, among other items, the Adjusted EBITDA of previously closed operations.
(5)
Corporate expenses are composed of general administrative and other expenses of operating the corporate headquarters and other global administrative facilities, as well as research and development expenses of the corporate technical center.
(6)
Other includes certain items that are not included in the Adjusted EBITDA of the reportable segments.

Alcoa Corporation and subsidiaries

Calculation of Financial Measures (unaudited)

(in millions, except per-share amounts)

Adjusted Income	Quarter ended
	September 30, 2025	June 30, 2025	September 30, 2024
Net income attributable to Alcoa Corporation	$232	$164	$90

Special items:
Restructuring and other charges, net	885	14	30
Other special items(1)	(975)	(77)	34
Discrete and other tax items impacts(2)	(5)	3	(3)
Tax impact on special items(3)	(141)	1	(12)
Noncontrolling interest impact(3)	(2)	(2)	(4)
Subtotal	(238)	(61)	45

Net (loss) income attributable to Alcoa Corporation – as adjusted	$(6)	$103	$135

Diluted EPS(4):
Net income attributable to Alcoa Corporation common shareholders	$0.88	$0.62	$0.38

Net (loss) income attributable to Alcoa Corporation common shareholders – as adjusted	$(0.02)	$0.39	$0.57

Net income (loss) attributable to Alcoa Corporation – as adjusted and Diluted EPS – as adjusted are non-GAAP financial measures. Management believes these measures are meaningful to investors because management reviews the operating results of Alcoa Corporation excluding the impacts of restructuring and other charges, various tax items, and other special items (collectively, “special items”). There can be no assurances that additional special items will not occur in future periods. To compensate for this limitation, management believes it is appropriate to consider Net income (loss) attributable to Alcoa Corporation and Diluted EPS determined under GAAP as well as Net income (loss) attributable to Alcoa Corporation – as adjusted and Diluted EPS – as adjusted.

(1) Other special items include the following:

•
for the quarter ended September 30, 2025, a gain on the sale of interest in the Ma'aden joint venture ($786), a favorable mark-to-market change on the shares of Ma'aden ($267), costs related to the closure of the Kwinana, Australia refinery ($39), a net unfavorable change in mark-to-market energy ($22) and foreign exchange ($12) derivative instruments, costs related to the restart process at the San Ciprián, Spain smelter ($4) external costs related to portfolio actions ($2), and a net benefit for other special items ($1);
•
for the quarter ended June 30, 2025, a net favorable change in mark-to-market foreign exchange ($72) and energy ($7) derivative instruments, external costs related to portfolio actions ($6), costs related to the restart process at the San Ciprián smelter ($3), a gain on sale of a non-core investment ($3), and a net benefit for other special items ($4); and,
•
for the quarter ended September 30, 2024, a net unfavorable change in mark-to-market energy derivative instruments ($31), external costs related to portfolio actions ($4), and a net benefit for other special items ($1).

(2) Discrete and other tax items are generally unusual or infrequently occurring items, changes in law, items associated with uncertain tax positions, or the effect of measurement-period adjustments and include the following:

•
for the quarter ended September 30, 2025, a net benefit for discrete tax items ($5);
•
for the quarter ended June 30, 2025, a net charge for discrete tax items ($3); and,
•
for the quarter ended September 30, 2024, a net benefit for discrete tax items ($3).

(3) The tax impact on special items is based on the applicable statutory rates in the jurisdictions where the special items occurred. The noncontrolling interest impact on special items represents Alcoa’s partner’s share of certain special items.

(4) In any period with a Net loss attributable to Alcoa Corporation (GAAP or as adjusted), the average number of common shares applicable to diluted earnings per share exclude certain share equivalents as their effect is anti-dilutive.

For the quarter ended September 30, 2025, undistributed earnings of $3 were allocated to preferred stock under the two-class method. For the quarter ended June 30, 2025, dividends paid on preferred stock were $1 and undistributed earnings of $1 were allocated to preferred stock under the two-class method. For the quarter ended September 30, 2024, undistributed earnings of $1 and undistributed earnings – as adjusted of $2 were allocated to preferred stock under the two-class method.

Alcoa Corporation and subsidiaries

Calculation of Financial Measures (unaudited), continued

(in millions)

Adjusted EBITDA	Quarter ended
	September 30, 2025	June 30, 2025	September 30, 2024

Net income attributable to Alcoa Corporation	$232	$164	$90

Add:
Net (loss) income attributable to noncontrolling interest	(14)	(13)	8
(Benefit from) provision for income taxes	(51)	10	86
Other (income) expenses, net	(1,034)	(112)	12
Interest expense	33	56	44
Restructuring and other charges, net	885	14	30
Provision for depreciation, depletion, and amortization	160	153	159

Adjusted EBITDA	211	272	429

Special items(1)	59	41	26

Adjusted EBITDA, excluding special items	$270	$313	$455

Alcoa Corporation’s definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation, depletion, and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation, depletion, and amortization. Adjusted EBITDA is a non-GAAP financial measure. Management believes this measure is meaningful to investors because Adjusted EBITDA provides additional information with respect to Alcoa Corporation’s operating performance and the Company’s ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.

(1) Special items include the following (see reconciliation of Adjusted Income above for additional information):

•
for the quarter ended September 30, 2025, costs related to the closure of the Kwinana, Australia refinery ($39), costs related to the restart process at the San Ciprián, Spain smelter ($4), external costs related to portfolio actions ($2), and charges for other special items ($2). Additionally, the mark-to-market contracts associated with the Portland, Australia smelter ($7) and San Ciprián refinery and smelter ($5) generated gains in Other (income) expenses, net which economically offset a portion of the cost of power and foreign currency impacts, respectively, recorded in Cost of goods sold. These non-GAAP reclasses present the net cost of power and foreign currency impacts within Cost of goods sold.
•
for the quarter ended June 30, 2025, net cost of power associated with the Portland smelter ($30), external costs related to portfolio actions ($6), costs related to the restart process at the San Ciprián smelter ($3), and charges for other special items ($2); and,
•
for the quarter ended September 30, 2024, net cost of power associated with the Portland smelter ($21), external costs related to portfolio actions ($4), and charges for other specials items ($1).

Alcoa Corporation and subsidiaries

Calculation of Financial Measures (unaudited), continued

(in millions)

Free Cash Flow	Quarter ended
	September 30, 2025	June 30, 2025	September 30, 2024
Cash provided from operations	$85	$488	$143

Capital expenditures	(151)	(131)	(146)

Free cash flow	$(66)	$357	$(3)

Free cash flow is a non-GAAP financial measure. Management believes this measure is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures, which are necessary to maintain and expand Alcoa Corporation’s asset base and are expected to generate future cash flows from operations. It is important to note that Free cash flow does not represent the residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure.

Net Debt and Adjusted Net Debt

	September 30, 2025	December 31, 2024
Short-term borrowings	$3	$50
Long-term debt due within one year	—	75
Long-term debt, less amount due within one year	2,578	2,470
Total debt	2,581	2,595

Less: Cash and cash equivalents	1,485	1,138

Net debt	1,096	1,457

Plus: Net pension / OPEB liability	539	600

Adjusted net debt	$1,635	$2,057

Net debt is a non-GAAP financial measure. Management believes this measure is meaningful to investors because management assesses Alcoa Corporation’s leverage position after considering available cash that could be used to repay outstanding debt.

Adjusted net debt is also a non-GAAP financial measure. Management believes this measure is meaningful to investors because management also assesses Alcoa Corporation’s leverage position after considering available cash that could be used to repay outstanding debt and net pension/OPEB liability.

Alcoa Corporation and subsidiaries

Calculation of Financial Measures (unaudited), continued

(in millions)

DWC Working Capital and Days Working Capital

	Quarter ended
	September 30, 2025	June 30, 2025	September 30, 2024
Receivables from customers	$1,045	$979	$862

Add: Inventories	2,191	2,220	2,096

Less: Accounts payable, trade	(1,618)	(1,633)	(1,544)

DWC working capital	$1,618	$1,566	$1,414

Sales	$2,995	$3,018	$2,904

Number of days in the quarter	92	91	92

Days working capital(1)	50	47	45

DWC working capital and Days working capital are non-GAAP financial measures. Management believes these measures are meaningful to investors because management uses its working capital position to assess Alcoa Corporation’s efficiency in liquidity management.

(1)
Days working capital is calculated as DWC working capital divided by the quotient of Sales and number of days in the quarter.

Contacts

Investor Contact:	Yolande Doctor	+1 412 992 5450	Yolande.B.Doctor@alcoa.com
Media Contact:	Sarah Ayer	+1 412 965 7622	Sarah.Ayer@alcoa.com